EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-170862 on Form S-3 of Western Liberty Bancorp, Inc. of our report dated March 14, 2012, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K/A.

Crowe Horwath LLP

Sherman Oaks, California

March 30, 2012